Exhibit 4.0

                               WILLEX ENERGY LTD.

December 3, 2001

Watch Resources Ltd.
Suite 1320, 925 West Georgia
Vancouver, BC
V6C 3L2

Attention: Chris Wright

Dear Sir:

      Farmout Agreement Covering Prospects in
      Greencourt, Vega North, Virginia Hills, and Cecil

      Whereas, American Leduc Petroleums Limited (American Leduc) purchased PNG Crown Leases at Greencourt, Vega North and Virginia Hills (as more fully described in Clause 3) and;

      Whereas, American Leduc entered into a Farmin Agreement on November 8, 2001 between American Leduc and Murphy Oil Company for PNG Lease 0597010466 (Cecil Murphy as attached as Exhibit A) and;

      Whereas, American Leduc entered into a Farmin Agreement on November 13, 2001 between American Leduc and Vintage Petroleum Canada, Inc. for PNG Lease 0597010465 (Cecil Vintage as attached as Exhibit B) and;

The following sets out the specific terms and provisions for this Farmout Agreement between Willex Energy Ltd. (Willex) and Watch Resources Ltd. covering all five-prospect areas, controlled by American Leduc, with earning terms and conditions for each prospect area.

1.    Farmee: Watch Resources Ltd.

2.    Farmor: Willex Energy Ltd.

3. Farmout Lands: The Farmout Lands shall comprise the following lands with the right to explore for, work, win and recover petroleum and natural gas in all P&NG rights which are granted by Alberta Crown Leases as outlined below:

               Farmout Lands                            Farmor's Available WI
               -------------                            ---------------------

               Greencourt  PNG Lease # 0501010386                67%
               Rights: All PNG below base of Viking
               Formation
               January 10th,2001 Crown Sale $81,698.08
               Seismic Costs: $10,000
               T59 R6 W5M Section 7


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               3311 Palliser Drive SW Calgary, Alberta T2V 4W9
               Vega North PNG Lease # 0401060174                 67%
               Rights: All PNG
               Encumbrances: 2% ORR
               June 13th,2001 Crown Sale $132,918.56
               T63 R3 W5M Section 10

               PNG Lease # 0401080204                            67%
               Rights: All PNG
               Encumbrances:  2% ORR
               August 8th, 2001 Crown Sale $ 61,394.72
               Seismic Costs: $50,000
               T63 R3 W5M Section 17

               Virginia Hills PNG Lease # 0501030812             67%
               Rights: All PNG
               Encumbrances: 2% ORR
               March 21st, 2001 Crown Sale $81,406.00
               Seismic Costs: $Nil
               T64 R14 W5M Section 8

               Farmout Lands - Vintage & Murphy           Interest to be Earned
               --------------------------------           ---------------------

               Cecil Vintage PNG Lease # 0597010465              30%
               T84 R8 W6M Section 14; S & NW23
               Rights: BB CH LK TO BSMT
               T84 R8 W6M NE23 ALL PNG
               Encumbrances: 7.5% non-convertible ORR
               with no deductions

               Cecil Murphy PNG Lease # 0597010466               67%
               Rights: BB CH LK TO BSMT
               Encumbrances: 7.5% non-convertible ORR
               With deductions
               T84 R8 W6M Sections 15 and 22

      Farmor does not warrant title to the Farmout Lands. These lands are encumbered by the Alberta Government Crown royalty and a Gross overriding royalty as described above.

4.    Greencourt

      This earning well will be drilled in the first quarter of 2002 subject to surface access, rig availability and government approval. The Farmor will choose the location for this well. Farmee agrees to pay 50% of Farmor's 67% in drilling, completing, equipping and tie-in costs. Until payout is reached in this well, the Farmee will have a 33.33% working interest in the drilling spacing unit subject to the overriding and crown royalties. The payout account will be reduced by 33.33% of the land costs and 25% of the seismic costs as described in the Greencourt reference of clause 3. At the time of payout in this Greencourt well, Farmee will convert to a 16.67% working interest in the drilling spacing unit subject to the overriding and crown royalties.


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5.    Vega North

      This earning well will be drilled in the first quarter of 2002 subject to surface access, rig availability and government approval. The Farmor will choose the location for this well. Farmee agrees to pay 50% of Farmor's 67% in drilling, completing, equipping and tie-in costs. Until payout is reached in this well, the Farmee will have a 33.33% working interest in the drilling spacing unit subject to the overriding and crown royalties. The payout account will be reduced by 33.33% of the land costs and 25% of the seismic costs as described in the Vega North reference of clause 3. At the time of payout in this Vega North well, Farmee will convert to a 16.67% working interest in the drilling spacing unit subject to the overriding and crown royalties. In addition, this land is encumbered by a 2% Gross Overriding Royalty on 100% of production, payable to Rolling Thunder Resources Inc. (attached as Exhibit C).

6.    Virginia Hills

      This earning well will be drilled in the first quarter of 2002 subject to surface access, rig availability and government approval. The Farmor will choose the location for this well. Farmee agrees to pay 50% of Farmor's 67% in drilling, completing, equipping and tie-in costs. Until payout is reached in this well, the Farmee will have a 33.33% working interest in the drilling spacing unit subject to the overriding and crown royalties. The payout account will be reduced by 33.33% of the land costs and 25% of the seismic costs as described in the Virginia Hills reference of clause
      3. At the time of payout in this Virginia Hills well, Farmee will convert to a 16.67% working interest in the drilling spacing unit subject to the overriding and crown royalties.

7.    Cecil Murphy

      This earning well will be drilled in the 4th quarter of 2001.The location is 02/8-15-84-8 W6M. This well carries an encumbrance of a 7.5% non-convertible overriding royalty payable to Murphy Oil Company on 100% of the production. Farmee agrees to pay 50% of Farmor's 67% in drilling and casing costs. There is no payout in this well. Farmee will earn 16.67% in the drilling spacing unit subject to the overriding and crown royalties. Farmee will pay 16.67% of the completing, equipping and tie-in costs of this well.

8.    Cecil Vintage

      This earning well will be drilled in the 4th quarter of 2001.The location is 02/14-84-8 W6M. This well carries an encumbrance of a 7.5% non-convertible overriding royalty payable to Vintage Petroleum Canada, Inc. on 45% of the production, net 3.375% without deductions. Farmee agrees to pay 50% of the Farmor's 30% in drilling and casing costs. There is no payout in this well. Farmee will earn 7.5% in the drilling spacing unit subject to the overriding and crown royalties. Farmee will pay 7.5% of the completing, equipping and tie-in costs of this well.

9.    Insurance


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      Unless notified by Farmee, Farmee will be covered under Farmor's Well
      Control and Blow Out Insurance.

10.   Appointment of Operator

      Willex, or its assigns, is hereby appointed the initial Operator and agrees to act as Operator to conduct operations on the Farmout Lands for the Parties in accordance with their working interests.

11.   Limitations Act Extension

      The two year period for seeking a remedial order under section 3(1)(a) of the Limitations Act, S.A. 1996 c. L 15.1, as amended, for any claim (as defined in that Act) arising in connection with this Agreement is extended to:

      (a) for claims disclosed by an audit, two years after the time this agreement permitted that audit to be performed; or,

      (b)   for all other claims, four years.

12.   Formal Agreement

      This letter sets out the basic terms and conditions of our proposal. If you are in agreement with the foregoing, kindly indicate your acceptance by signing in the space provided below and return one copy of this letter to the attention of the undersigned. Upon agreement of this letter both parties will agree to comply with the 1997 CAPL Farmout and Royalty Procedure, 1990 CAPL Operating Procedure and the 1996 PASC Accounting Procedure (both completed using the electives as set forth in Exhibit D attached to this letter) and the 1993 CAPL Assignment Procedure.


Sincerely,

Willex Energy Ltd.



 /s/ Ken Woolner
-----------------------------------------

Ken Woolner
President


ACCEPTED AND AGREED TO THIS 3rd DAY OF DECEMBER 2001.


Watch Resources Ltd.



/s/ Chris Wright
----------------------------------------

Chris Wright
Chairman


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                                   Exhibit "D"

    Attached to and forming part of a Farmin Agreement dated the 3rd day of December, 2001 between Willex Energy Ltd. and Watch Resources Ltd.

         1997 CAPL FARMOUT & ROYALTY PROCEDURE ELECTIONS AND AMENDMENTS

I.    Effective Date (Subclause 1.01(f) - December 3, 2001

II. Farmout Lands (Subclause 1.01(n): described as "Farmout Lands" in the Agreement

III.  Incorporation of Clauses from 1990 CAPL Operating Procedure (Clause 1.02)

      A.      Insurance (311) -   Alternate A: |X|           Alternate B:_______

V.    Article 4.00 (Option Wells) will______/will not |X| apply.

VI.   Article 5.00 (Overriding Royalty) will_______ /will |X| not apply.

VII.  Article 6.00 (Conversion of Overriding Royalty) - will_____ /will not |X|

VIII. Article 8.00 (Area of Mutual Interest) - will |X| /will not______

IX. Reimbursement of Land Maintenance Costs (Clause 11.02) - will_____ /will not|X|

                         CAPL OPERATING PROCEDURE - 1990

Clause 311 - Insurance:                            Alternate A |X| B ____

Clause 604 - Marketing Fee:                        Alternate A |X| B ____

Clause 903 - Less than All Parties Participate:    Alternate A |X| B ____

Clause 1007 - Penalty Where Independent Well Results in Production:

                             1007 (a) (iv) - Development Wells            300%

                             1007 (b) (iv) - Exploratory Wells            500%

Clause 1010(a)(iv) - Exception to Clause 1007 Where Well Preserves Title: 180 days

Clause 2202 - Address for Service:

Willex Energy Ltd.                              Watch Resources Ltd.
3311 Palliser Drive SE                          Suite 1320, 925 West Georgia
Calgary, Alberta                                Vancouver, BC
T2V 4W9                                         V6C 3L2
Attention:  Ken Woolner                         Attention: Chris Wright

Clause 2401 - Right to Assign, Sell or Dispose:      Alternate A |X| B ____


Clause 2404 - Recognition Upon Assignment:      Replaced by Assignment Procedure


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                              EXHIBIT "D" Continued
    Attached to and forming part of a Farmin Agreement dated the 3rd day of December, 2001 Willex Energy Ltd. and Watch Resources Ltd.

                    RATES, ELECTIONS AND MODIFICATIONS TO THE
                  1996 PETROLEUM ACCOUNTANTS SOCIETY OF CANADA
                           (PASC) ACCOUNTING PROCEDURE

101.  Rates and Elections

105.  Operating Fund: 10%

110.  Approvals n/a, from 2; Seventy -five percent (75%)

112.  Expenditure Limitations:

      (a)   excess of twenty five thousand dollars ($25,000)

      (c)   excess of twenty five thousand dollars ($25,000)

202.  Employee Benefits:

      (d)   exceed twenty -two percent (22%)

213.  Camp and Housing:

      (b)   shall____ /shall not|X|

216.  Warehouse Handling: 2.5%, $5000.00; five percent (5%)

302.  Overhead Rates:

      A)    Exploration

            (1)   five percent (5%); fifty thousand dollars ($50,000)

            (2)   three percent (3%); one hundred thousand dollars ($100,000)

            (3)   one percent (1%)

      B)    Drilling

            (1)   three percent (3%); fifty thousand dollars ($50,000)

            (2)   two percent (2%); one hundred thousand dollars ($100,000)

            (3)   one percent (1%)

      C)    Construction

            (1)   five percent (5%); fifty thousand dollars ($50,000)

            (2)   three percent (3%); one hundred thousand dollars ($100,000)

            (3)   one percent (1%)

      D)    Operation and Maintenance

            2)    $250.00 per producing well per month

                  Rates for D (2) and D (3) will not be adjusted

406.  Dispositions: twenty five thousand dollars ($25,000)


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